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                                                                  EXHIBIT 3.1(b)

                            CERTIFICATE OF AMENDMENT
                      TO THE CERTIFICATE OF INCORPORATION
                          OF AEI HOLDING COMPANY, INC.


                               December 11, 1997


     AEI Holding Company, Inc., a Delaware corporation (the "Company"), does hereby certify that the following amendment to the Certificate of Incorporation of the Company has been duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of Delaware:

     Section 4 of the Company's Certificate of Incorporation is amended to read in its entirety as set forth below:

          4. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Thousand (100,000) and the par value of each of such shares is Zero Dollars and One Cent ($0.01) amounting in the aggregate to One Thousand Dollars ($1,000.00).


                                       AEI HOLDING COMPANY, INC.


                                       By: /s/ John Lynch
                                           -----------------------------
                                           John Lynch, Secretary